UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2005 (March 15, 2005)

RANCON INCOME FUND I, L.P.

(Exact name of registrant as specified in its charter)

California	0-16645	33-0157561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 South El Camino Real, Suite 1100, San Mateo, California 94402

(Address of principal executive offices)

Registrant’s Telephone number, including area code: (650) 343-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K contains a total of 3 pages.

No exhibits required.

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 18, 2005, Rancon Income Fund I, a California Limited Partnership (the “Partnership”), entered into an agreement with two unaffiliated individuals, Michael L. Cargile and Kenneth M. Kaplan, to sell Wakefield Industrial Center, its final remaining asset, for $3,900,000.

Item 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 15, 2005, the Partnership sold the Wakefield Industrial Center, its final remaining asset to two unaffiliated individuals, Michael L. Cargile and Kenneth M. Kaplan, for $3,900,000. The sale generated net proceeds of approximately $3,659,000 and a gain on sale of approximately $2,446,000. After the close of escrow for the sale of the Wakefield Industrial Center, the Partnership’s plan is to proceed with the final distributions of the Partnership’s available funds and dissolve the Partnership per the Partnership agreement.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a) & (b)	FINANCIAL STATEMENTS

In accordance with Item 9.01 of Form 8-K, the Partnership will by amendment to this Form 8-K, file the financial statements required by Item 9.01 (a) & (b) of Form 8-K no later than 71 days after the date of this filing.

(c)	EXHIBITS

None

2

SIGNATURES

Pursuant to the requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RANCON INCOME FUND I,
a California Limited Partnership

	By:	Rancon Income Partners I, L.P. its General Partner

Date: March 21, 2005	By:	/s/ Daniel L. Stephenson
Daniel L. Stephenson Director, President, Chief Executive Officer and Chief Financial Officer of Rancon Financial Corporation General Partner of Rancon Income Partners I, L.P.